Exhibit 99.1
MedAvail Reports Fourth Quarter and Full-Year 2022 Financial Results

PHOENIX, Ariz. GlobeNewswire – April 13, 2023 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”), an innovative pharmacy technology company, today reported financial results for the three months and full-year ended December 31, 2022.
“Since assuming the role of CEO in January 2022, I have been impressed by the many growth opportunities addressable by both our pharmacy services and pharmacy technology solutions,” said Mark Doerr, Chief Executive Officer of MedAvail. “However, I believe it is in the best interest of our company to balance topline growth with an alternative path that targets accelerated profitability. As such, we made the difficult decision earlier this year to restructure and sell a majority of our SpotRx pharmacy services assets to CVS. This action will reduce our operating expense run rate by $35 million to $37 million this year, and our annual cash usage by approximately 65%.”
“As we progress through 2023, we will be focused exclusively on our MedCenter pharmacy technology business as a lean and nimble organization capable of responding quickly to new opportunities as they emerge, primarily within the primary care and urgent care channels where we currently have a majority of our dispensing MedCenters. Longer term, we see opportunities in additional channels and states where we think automated prescription dispensing can play an important role in the future pharmacy landscape.”
“With our recently completed financing, we have a strengthened balance sheet that we believe will support our pharmacy technology growth initiatives, intended to allow us to progress toward profitability without the need for an additional equity capital raise. I am optimistic for what we can achieve as a company this year, and I believe we have created a foundation from which to drive strong, profitable growth over the long-term, to the benefit of our partners, patients and shareholders.”
Recent Highlights
•Completed a successful $16 million private placement in March 2023.
•Announced a strategic restructuring which included the sale of certain assets of the company’s SpotRx pharmacy services business to CVS.
•Post the restructuring, the company currently operates 32 net cumulative dispensing MedCenters in our continuing technology focused business.
Fourth Quarter and Full-year 2022 Highlights
•Full year revenue exceeded $43 million, approximately a 95% increase over 2022.
•Achieved a significant milestone with the successful completion of the Epic Willow integration and the availability of the MedCenter platform in the Epic App Orchard Gallery.
•Completed a successful $50 million private placement by July 2022.
•Completed a rewrite of the MedDispense software intended to enable greater flexibility and faster deployment of MedCenters.

Exhibit 99.1

Financial Outlook
MedAvail expects stand-alone technology revenue for 2023 to be approximately $3 million, which would represent greater than 100% growth over 2022 stand-alone technology revenue of $1.4 million (excluding revenue attributed to SpotRx).
MedAvail further expects full-year 2023 gross margins to be in excess of 60%.
In addition, the company expects to place an additional 25 net new dispensing MedCenters, which would result in 57 cumulative net dispensing MedCenters generating revenue by the end of 2023.
Conference Call
MedAvail will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Thursday, April 13, 2023, to discuss its fourth quarter and full-year 2022 financial results. The conference call can be accessed live by dialing (877) 704-4453 for domestic callers or (201) 389-0920 for international callers and referring to Conference ID: 13737951. A webcast of the conference call can be accessed at https://investors.medavail.com. The webcast will be archived and available for replay for at least 90 days after the event.
About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a pharmacy technology company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.
Non-GAAP Financial Measures
MedAvail refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including adjusted EBITDA. See the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.
Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; preliminary estimates of selected financial results, potential future revenue and cost savings projections and expectations for growth and profitability; restructuring and reorganization targets, customer demand and expansion plans; margin, utilization and cost reduction improvements; customer partnerships and potential financing transactions. These statements are based on various assumptions, whether or not identified in this press release, and on the current

Exhibit 99.1
expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to our ability to successfully achieve the benefits of a pharmacy technology only business and the efficiencies related to a restructuring and reorganization, and risks relating to our ability to successfully consummate potential strategic, financing and restructuring transactions, as well as other risks discussed under the heading "Risk Factors" in MedAvail’s recent Annual Report on Form 10-K and, MedAvail’s Quarterly Reports on Form 10-Q, and other filings MedAvail makes with the Securities and Exchange Commission ("SEC") in the future. Any preliminary estimates regarding selected 2022 financial results are further subject to the completion of management’s and the audit committee’s final reviews and MedAvail’s other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Investor Relations
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
ir@medavail.com

SOURCE MedAvail Holdings, Inc.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue:
Pharmacy and hardware revenue	$11,258	$6,954	$42,468	$21,119
Service revenue	92	326	641	1,010
Total revenue	11,350	7,280	43,109	22,129
Cost of products sold and services:
Pharmacy and hardware cost of products sold	11,432	7,562	40,259	21,306
Service costs	44	80	265	506
Total cost of products sold and services	11,476	7,642	40,524	21,812
Operating expense:
Pharmacy operations	3,937	4,068	15,907	13,496
General and administrative	4,770	5,544	23,499	22,277
Selling and marketing	1,748	2,148	8,486	7,204
Research and development	163	248	1,115	849
Total operating expense	10,618	12,008	49,007	43,826
Operating loss	(10,744)	(12,370)	(46,422)	(43,509)
Other gain (loss), net	—	—	—	206
Interest income	1	5	2	79
Interest expense	(327)	(261)	(1,172)	(589)
Loss before income taxes	(11,070)	(12,626)	(47,592)	(43,813)
Income tax expense	—	—	(24)	(2)
Net loss and comprehensive loss	$(11,070)	$(12,626)	$(47,616)	$(43,815)
Net loss per share - basic and diluted	$(0.14)	$(0.38)	$(0.72)	$(1.34)
Weighted average shares outstanding - basic and diluted	80,105,540	32,851,997	65,776,384	32,656,325

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$11,444	$19,689
Restricted cash	676	400
Accounts receivable (net of allowance for doubtful accounts of $239 thousand for 2022 and $66 thousand for 2021)	2,209	1,189
Inventories	6,937	3,916
Prepaid expenses and other current assets	2,663	2,191
Total current assets	23,929	27,385
Property, plant and equipment, net	6,455	5,692
Intangible assets, net	465	2,300
Right-of-use assets	2,085	2,538
Other assets	198	228
Total assets	$33,132	$38,143
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,675	$2,477
Accrued liabilities	1,193	1,530
Accrued payroll and benefits	2,213	2,733
Deferred revenue	152	83
Current portion of lease obligations	708	682
Total current liabilities	5,941	7,505
Long-term debt, net	4,798	9,538
Long-term portion of lease obligations	1,569	2,027
Total liabilities	12,308	19,070
Commitments and contingencies
Stockholders' equity:
Common shares ($0.001 par value, 300,000,000 and 100,000,000 shares authorized, 81,169,719 and 32,902,048 shares issued and outstanding at December 31, 2022 and 2021, respectively)	81	33
Warrants	11,148	1,373
Additional paid-in-capital	256,229	216,685
Accumulated other comprehensive loss	(6,928)	(6,928)
Accumulated deficit	(239,706)	(192,090)
Total shareholders’ equity	20,824	19,073
Total liabilities and shareholders’ equity	$33,132	$38,143

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Supplemental Financial Information - Segments
(in thousands)
(Unaudited)

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended December 31, 2022
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$11,095	$—	$11,095
Hardware	—	61	61
Subscription	—	102	102
Total pharmacy and hardware revenue	11,095	163	11,258
Service revenue:
Software integration	—	—	—
Software	—	(17)	(17)
Maintenance and support	—	43	43
Installation	—	55	55
Professional services and other	—	11	11
Total service revenue	—	92	92
Total revenue	11,095	255	11,350
Cost of products sold and services	11,343	133	11,476
Segment gross profit	$(248)	$122	$(126)

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended December 31, 2021
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$6,846	$—	$6,846
Hardware	—	—	—
Subscription	—	108	108
Total pharmacy and hardware revenue	6,846	108	6,954
Service revenue:
Software integration	—	—	—
Software	—	134	134
Maintenance and support	—	47	47
Installation	—	—	—
Professional services and other	—	145	145
Total service revenue	—	326	326
Total revenue	6,846	434	7,280
Cost of products sold and services	6,901	741	7,642
Segment gross profit	$(55)	$(307)	$(362)

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Supplemental Financial Information - Segments
(in thousands)
(Unaudited)

	Retail Pharmacy Services	Pharmacy Technology	Total
Year Ended December 31, 2022
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$41,747	$—	$41,747
Hardware	—	297	297
Subscription	—	424	424
Total pharmacy and hardware revenue	41,747	721	42,468
Service revenue:
Software	—	210	210
Maintenance and support	—	170	170
Installation	—	132	132
Professional services and other	—	129	129
Total service revenue	—	641	641
Total revenue	41,747	1,362	43,109
Cost of products sold and services	39,803	721	40,524
Segment gross profit	$1,944	$641	$2,585

	Retail Pharmacy Services	Pharmacy Technology	Total
Year Ended December 31, 2021
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$20,203	$—	$20,203
Hardware	—	470	470
Subscription	—	446	446
Total pharmacy and hardware revenue	20,203	916	21,119
Service revenue:
Software	—	259	259
Maintenance and support	—	161	161
Installation	—	39	39
Professional services and other	—	551	551
Total service revenue	—	1,010	1,010
Total revenue	20,203	1,926	22,129
Cost of products sold and services	20,031	1,781	21,812
Segment gross profit	$172	$145	$317

Exhibit 99.1
Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for non-recurring revenue from stock-based compensation expense.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Exhibit 99.1
MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss	$(11,070)	$(12,626)	$(47,616)	$(43,815)
Adjustments to calculate EBITDA:
Interest income	(1)	(5)	(2)	(79)
Interest expense	327	261	1,172	589
Income tax expense	—	—	24	2
Depreciation and amortization (1)	1,465	569	3,998	1,827
EBITDA	$(9,279)	$(11,801)	$(42,424)	$(41,476)
Adjustments as follows:
Inventory cost adjustment	—	626	—	626
Share-based compensation expense	555	257	2,296	1,205
Adjusted EBITDA	$(8,724)	$(10,918)	$(40,128)	$(39,645)
(1) Excludes $158 thousand and $203 thousand in operating lease amortization for the three months ended December 31, 2022, and 2021, respectively. Excludes $657 thousand and $750 thousand in operating lease amortization for the years ended December 31, 2022, and 2021, respectively.